EXHIBIT 10(S)


                NONCOMPETITION AND NONDISCLOSURE AGREEMENT


          THIS AGREEMENT ("Agreement") is made and entered into this 14th day of August, 1995, by and between Sealright Co., Inc.
("Sealright") and Charles F. Marcy ("Executive").

                                 RECITALS

          A.   Sealright is engaged in the business of
developing, manufacturing, selling and distributing a variety of packaging systems and products, including rigid paperboard and plastic containers, flexible packages, sleeve labels and related equipment.

          B. In connection with its business, Sealright has expended a great deal of time, money and effort to develop and maintain the secrecy and confidentiality of substantial proprietary trade secret information and other confidential business information which, if misused or disclosed, could be very harmful to Sealright's business and could cause Sealright to lose its competitive edge in the marketplace.

          C. Executive desires to be employed by Sealright as its Chief Executive Officer, and to be given access to confidential and proprietary information of Sealright necessary for Executive to perform his job.

          D. Executive recognizes and acknowledges that if Executive were to leave Sealright, it would need certain protection in order prevent Executive from having an unfair competitive advantage over Sealright.

                                 COVENANTS

          NOW THEREFORE, in consideration of the above and of the mutual covenants and agreements hereinafter set forth, Executive and Sealright agree as follows:

          1.   Confidential Information.

               (a)  Executive agrees to keep secret and
confidential, and not to use or disclose to any third-parties, except as directly required for Executive to perform Executive's employment responsibilities for Sealright, any of Sealright's proprietary trade secret information or other confidential business information acquired by Executive during the course of, or in connection with, Executive's employment with Sealright (and which was not known by Executive prior to Executive's being hired by Sealright); provided, however, while Executive is employed by Sealright an inadvertent violation of this covenant or a violation that does not result in material damage to Sealright shall not be deemed a breach of this Agreement by Executive. Sealright considers and treats as confidential, among other things, its pricing policies, operational methods, human resource data, strategic plans, internal financial information, research and development plans and activities, and business acquisition and expansion plans. Executive agrees to treat such information as secret and confidential so long as such information does not become generally known to the public through no fault or wrongful act of Executive.

               (b)  Executive acknowledges that any and all
notes, records, computer diskettes and other documents obtained by or provided to Executive, or otherwise made, produced or compiled during the course of Executive's employment with Sealright, which contain any confidential Sealright information, regardless of the type of medium in which it is preserved, are the sole and exclusive property of Sealright and shall be surrendered to Sealright upon the Executive's termination of employment and on demand at any time by Sealright.

          2.   Post-Termination Restrictions.

          Executive agrees that during Executive's employment with Sealright and for a period of two (2) years thereafter, regardless of how Executive's termination occurs and regardless of whether it is with or without cause, Executive will not, on Executive's own behalf or on behalf of any other person or entity in the United States:

               (a) provide administrative, financial, sales, marketing, or management services for any person or entity which is engaged in the manufacture or sale of any product line which directly competes with any product line or product lines of Sealright which represented more than 10 percent of Sealright's consolidated revenues during the fiscal year immediately preceding the termination of Executive's employment with Sealright, or which under Sealright's business plans at the time of such termination are forecast to represent more than 10 percent of Sealright's consolidated revenues during the fiscal year in which the termination occurs. Executive recognizes the broad territorial scope of this covenant, but acknowledges and agrees that the restriction is reasonable and enforceable in view of, among other things, (i) the narrow range of activities prohibited, (ii) the markets in which Sealright's products are sold, (iii) the confidential information to which Executive has access, and (iv) Executive's background, which is such that the restraint will not impose an undue hardship on Executive; or

               (b) solicit, induce, employ or seek to employ any salesperson, engineer, technician, manager or executive-level employee of Sealright, who was employed by Sealright during Executive's last six (6) months of employment with Sealright.

          3. Acknowledgement Regarding Restrictions. Executive recognizes and agrees that the restraints contained in Section 2 are reasonable and enforceable in view of Sealright's legitimate interests in protecting its confidential information and customer goodwill and the limitations contained therein on the duration and geographic scope of, and activities prohibited by, such restraints.

          4. Non-Waiver of Rights. Sealright's failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the Executive of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or the right of Sealright thereafter to enforce each and every provision in accordance with the terms of this Agreement.

          5. Sealright's Right to Injunctive Relief. In the event of a breach or threatened breach of any of Executive's duties and obligations under the terms and provisions of Sections 1 or 2 hereof, Sealright shall be entitled, in addition to any other legal or equitable remedies it may have in connection therewith (including any right to damages that it may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. Executive hereby expressly acknowledges that the harm which might result to Sealright's business as a result of any noncompliance by Executive with any of the provisions of Sections 1 or 2 would be largely irreparable.

          6. Invalidity of Provisions. In the event that any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provision in any other jurisdiction. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited to the extent required by applicable law and enforced as so limited. The parties expressly acknowledge and agree that this Section is reasonable in view of the parties' respective interests.

          7. Assignment. This Agreement shall be freely assignable by Sealright to and shall inure to the benefit of, and be binding upon, any successor entity to Sealright; provided, however, that the restrictions in Section 2(a) shall not apply in the event of a change of control of Sealright, as defined in the Stock Option Agreement between Sealright and Executive.

          8. Choice of Forum and Governing Law. In light of Sealright's and the Executive's substantial contacts with the State of Kansas and significant interest in ensuring that disputes as to the validity and enforceability of this Agreement are resolved on a uniform basis, the parties agree that any litigation involving any noncompliance with or alleged breach of this Agreement shall be filed and conducted in the State of Kansas, and that this Agreement shall be interpreted in accordance with and governed by the laws of the State of Kansas.

          9. Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between Executive and Sealright to the extent that any such agreements or understandings conflict with the terms of this Agreement.

          10. Headings. Section headings are provided in this Agreement for convenience only and shall not be deemed to substantively alter the content of such sections.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                              SEALRIGHT CO., INC.


                              By: /s/ John T. Carper  8-21-95
                                 John T. Carper
                                 Chief Financial Officer



                                  /s/ Charles F. Marcy  8-21-95
                              Charles F. Marcy